 Exhibit 23.1

                         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                                         Hancock Holding Company

                                     Hancock Bank 401(k) Savings and
                                        Investment Plan and Trust

We consent to the  incorporation  by  reference  in  Registration  Statement  No.  33-05081 on Form S-8 of
Hancock  Holding  Company of our report  dated June 29,  2010,  related to the  financial  statements  and supplemental  schedule of Hancock  Bank 401(k)  Savings and  Investment  Plan and Trust (the "Plan") as of
and for the year ended  December 31,  2009,  which  report  appears in this Annual  Report on Form 11-K of
Hancock Bank 401(k) Savings and Investment Plan and Trust for the year ended December 31, 2009.

Ridgeland, Mississippi
June 29, 2010